Exhibit 10.1
UNITED STATES DEPARTMENT OF THE TREASURY
1500 Pennsylvania Avenue, NW
Washington, D.C. 20220
April 8, 2009
Ladies and Gentlemen:
Reference is made to that certain Letter Agreement incorporating the Securities Purchase Agreement — Standard Terms (the “Securities Purchase Agreement”), dated as of the date set forth on Schedule A hereto, between the United States Department of the Treasury (the “Investor”) and the company set forth on Schedule A hereto (the “Company”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Securities Purchase Agreement. Pursuant to the Securities Purchase Agreement , at the Closing, the Company issued to the Investor the number of shares of the series of its preferred stock set forth on Schedule A hereto (the “Preferred Shares”) and a warrant to purchase the number of shares of its common stock set forth on Schedule A hereto (the “Warrant”).
In connection with the consummation of the repurchase (the “Repurchase”) by the Company from the Investor, on the date hereof, of the number of Preferred Shares listed on Schedule A hereto (the “Repurchased Preferred Shares”), as permitted by the Emergency Economic Stabilization Act of 2008 , as amended by the American Recovery and Reinvestment Act of 2009:
(a) The Company hereby acknowledges receipt from the Investor of the share certificate(s) set forth on Schedule A hereto representing the Preferred Shares; and
(b) The Investor hereby acknowledges receipt from the Company of a wire transfer to the account of the Investor set forth on Schedule A hereto in immediately available funds of the aggregate purchase price set forth on Schedule A hereto, representing payment in full for the Repurchased Preferred Shares at a price per share equal to the Liquidation Amount per share, together with any accrued and unpaid dividends to, but excluding, the date hereof.
The Investor and the Company hereby agree that, notwithstanding Section 4.4 of the Securities Purchase Agreement, immediately following consummation of the Repurchase, but subject to compliance with applicable securities laws, the Investor shall be permitted to Transfer all or a portion of the Warrant or Substitute Warrant (as defined below) with respect to, and/or exercise the Warrant or Substitute Warrant for, all or a portion of the number of shares of Common Stock issuable thereunder, at any time and without limitation, and Section 4.4 of the Securities Purchase Agreement shall be deemed to be amended in order to permit the foregoing. The Company shall take all steps as may be reasonably requested by the Investor to facilitate any such Transfer.
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In addition, the Company agrees that within 15 calendar days of the date hereof the Company shall either (a) deliver to the Investor a notice of intent to repurchase the Warrant in accordance with Section 4.9(b) of the Securities Purchase Agreement (the “Warrant Repurchase Notice”), or (b) issue and deliver to the Investor a new warrant, in substantially the form of the Warrant, except with the deletion of Section 13(H) thereof, to purchase the number of shares of Common Stock into which the Warrant is then exercisable (the “Substitute Warrant”), which Substitute Warrant shall be deemed the “Warrant” for all purposes under the Securities Purchase Agreement.
In the event that the Company delivers a Warrant Repurchase Notice and the Company and the Investor fail to agree on the Fair Market Value of the Warrant pursuant to the procedures (including the Appraisal Procedure), and in accordance with the time periods, set forth in Section 4.9(c) of the Securities Purchase Agreement or the Company revokes the delivery of such Warrant Repurchase Notice, then the Company shall deliver a Substitute Warrant to the Investor within 5 calendar days of the earlier of the failure to agree on the Fair Market Value and the revocation of the Warrant Repurchase Notice.
Effective as of the date of receipt of the Substitute Warrant, if applicable, the Investor hereby provides notice, pursuant to Section 4.5(p) of the Securities Purchase Agreement, of its intention to sell the Substitute Warrant.
This letter agreement will be governed by and construed in accordance with the federal law of the United States if and to the extent such law is applicable, and otherwise in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.
This letter agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this letter agreement may be delivered by facsimile and such facsimiles will be deemed sufficient as if actual signature pages had been delivered.
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In witness whereof, the parties have duly executed this letter agreement as of the date first written above.

UNITED STATES DEPARTMENT OF THE TREASURY
By:	/s/ Duane Morse
	Name:	Duane Morse
	Title:	Chief Risk and Compliance Officer

BERKSHIRE HILLS BANCORP, INC.
By:	/s/ Kevin P. Riley
	Name:	Kevin P. Riley
	Title:	Executive Vice President and CFO

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SCHEDULE A
General Information:
Date of Letter Agreement incorporating the Securities Purchase Agreement: December 19, 2008
Name of the Company: Berkshire Hills Bancorp, Inc.
Corporate or other organizational form of the Company: Corporation
Jurisdiction of organization of the Company: Delaware
Number and series of preferred stock issued to the Investor at the Closing: 40,000 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A
Number of Initial Warrant Shares: 226,330
Terms of the Repurchase:
Number of Preferred Shares repurchased by the Company: 40,000 (100%)
Share certificate number (representing the Preferred Shares previously issued to the Investor at the Closing): No. 1
Per share Liquidation Amount of Preferred Shares: $1,000
Accrued and unpaid dividends on Preferred Shares: $66,666.67
Aggregate purchase price for Repurchased Preferred Shares: $40,066,666.67
[Difference between the Preferred Shares and the Repurchased Preferred Shares:]3 N/A

Investor wire information for payment of purchase price:	ABA Number: 021000018
Bank: The Bank of New York Mellon
Account Name: BETA EESA Preferred Account
Account Number: GLA/111567
Beneficiary: a/c #629904

[3]	Bracketed cell to be included if the Company is repurchasing less than 100% of the Preferred Shares issued at Closing.